Exhibit 99.1

Allarity Therapeutics Launches Comprehensive Effort to Combat
Potential Illegal Naked Short Selling of Its Shares

Boston (March 24, 2025)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib—a differentiated dual PARP/Wnt pathway inhibitor—today announced that it has engaged Shareholder Intelligence Services, LLC (“ShareIntel”) to investigate potential illegal naked short selling and other potential trading irregularities by third parties in the Company’s common stock.

The engagement with ShareIntel is part of Allarity’s commitment to protecting shareholder value and ensuring fair and transparent trading of its stock. ShareIntel utilizes its proprietary DRIL-Down™ technology, a compliance-driven data analytics platform, to track and analyze stock trading activity from broker-dealers, clearing firms, and reporting entities. Through this agreement, Allarity will monitor potential trading abuses, detect unusual short-selling patterns, and investigate possible market manipulation, taking corrective action, including legal recourse if necessary.

Thomas Jensen, CEO of Allarity Therapeutics, commented: “We have engaged ShareIntel as part of our commitment to protecting shareholder value and fostering confidence in the market for our stock. As we continue advancing the clinical development of stenoparib, ensuring trust that our shares are traded fairly and free from manipulation remains a key priority. In response to investor inquiries and our observations of notable stock volatility on multiple occasions, we believe this collaboration with ShareIntel is both timely and appropriate.”

The Company will leverage ShareIntel’s market surveillance tools to detect potential violations of the U.S. Securities and Exchange Commission’s Regulation SHO, which governs short-selling practices, stock borrowing requirements, and fail-to-deliver obligations. If evidence of market manipulation or illegal short selling is uncovered, Allarity will consider all available options to hold responsible parties accountable.

About Stenoparib
Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the Wnt signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking Wnt pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, expectations regarding the investigation into potential naked short selling and trading irregularities, the findings from ShareIntel’s analysis, and the Company’s ability to take appropriate corrective action. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to the effectiveness of ShareIntel’s investigation, the identification of any trading irregularities, the potential impact of corrective measures, and the Company's ability to protect shareholder value. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1/A registration statement filed on April 17, 2024, our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”) and our Form 10-Q quarterly report filed with the SEC on November 14, 2024, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com